Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made this 13th day of September, 2011 (the "Effective Date") by and between GAME PLAN HOLDINGS, INC., a corporation organized and existing under the laws of the state of Nevada (hereinafter the "Company") and VANTAGE ASSETS HOLDINGS, LTD., a British Virgin Islands corporation (hereinafter referred to as a "Seller"). The Company and Seller shall each separately be referred to as a "Party" and collectively as the "Parties."

WHEREAS, Seller own all right, title and interest in the www.checkinsave.corn website (the "Website") and the associated business plan and intellectual property; and

WHEREAS, Seller and the Company wish to enter this Agreement so the Company may acquire all right, title and interest in the Website and the associated business plan and intellectual property and the Company may launch the Website with the assistance of Seller.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

SECTION 1.     Definitions

In this Agreement:

1.1     "Breach" means a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant hereto, and will be deemed to have occurred if there is or has been (a) any inaccuracy in, or breach of, or any failure to perform, or comply with such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person (as hereinafter defined)) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

1.2     "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

1.3     "Governmental Body" means any national, federal, state or local governmental, judicial or regulatory agency, authority or body within or outside the United States.

1.4     "Indemnified Person" shall mean the Person who is entitled to indemnification under the terms of this Agreement.

1.5     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, judgment or other administrative order, decree, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty.

1.6      "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, buyer, association, organization, labor union, or other entity or governmental body.

1.7     "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation,  or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

1.8     "Tax" means any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, excise, severance, stamp, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (whether domestic or foreign).

1.9     "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with, or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of, or compliance with, any Legal Requirement relating to any Tax.

SECTION 2.      Purchase and Sale

2.1     Sale of the Assets. Seller hereby sells to the Company and the Company hereby   purchases from the Seller any and all right, title and interest to the assets utilized in conducting the Seller's business associated with the Website including, but not limited to, the assets described in Schedule A, as attached hereto and incorporated by reference herein (the "Assets"). The Company will assume the obligations and liabilities related to the Assets only as disclosed on Schedule B, as attached hereto and incorporated by reference herein.

2.2          Purchase Price. In consideration for the aforementioned:

(a)           Upon launch of the website ("Website Launch"), the Company shall issue to Seller 500,000 shares of restricted common stock of the Company (the "Initial, Stock"), which Initial Stock shall be free trading after six months pursuant to the laws and regulations of the Securities and Exchange Commission. For the purposes of this Agreement, Website Launch shall mean the Website is live and accessible to the public and Website users have the ability to register on the Website;

(b)           In the event the Company achieves the "Performance Criteria" (as hereinafter defined), the Company shall issue to Seller 500,000 shares of restricted common stock of the Company (the "Performance Stock"). The term Performance Criteria shall mean:

(i)           For purposes of this definition of Performance Criteria: (A)

"Registered Users" shall mean a Person who has registered on the Website by providing basic contact information and who has accessed the Website on at least one additional occasion (other than the initial input of contact information); and (B) Registered Venues shall mean participating partners (typically retail or restaurant establishments) who have signed an agreement with the Company to provide and honor points distributed over the Website's system.

(ii)           It is understood that the Company shall initially focus its marketing efforts on major metropolitan areas. The Performance Criteria shall be deemed to have been met upon the Website signing up 20,000 Registered Users and 100 Registered Venues in five major metropolitan areas.

(c)     The Company shall issue 500,000 shares of restricted common stock of the Company and pay to Seller 10% of the consideration paid if the Company successfully completes a sale of the Website during the three-year period of time following the date of this Agreement (the "Change in Control Stock").

2.3     Development. Seller's founders, Jordan Brill and Matthew Housser, shall provide continued support in the development, marketing and launch of the Website. The Company shall enter into consulting agreements with Mr. Brill (the "Brill Consulting Agreement") and Mr. Housser (the "Housser Consulting Agreement") whereby Mr. Brill and Mr. Housser will each be hired for the position of co-Chief Technical Officer on an independent contractor basis.

2.4     Forfeiture of Rights. In the event that either Mr. Brill or Mr. Housser cease to provide support for the development, marketing, launch and maintenance of the Website prior to a successful completion of the sale of the Website, or if either Mr. Brill or Mr. Housser or both of them breach any of the covenants, conditions or representations herein, he or they will forfeit all rights to the Performance Stock and the Change in Control Stock (unless otherwise previously issued).

SECTION 3.      Conditions to Closing

3.1     Time and Place. The closing of the transactions contemplated by this Agreement  (the "Closing") shall take place upon execution of this Agreement and the completion of conditions to closing (the "Closing Date").

3.2     Shareholder Approval. As a condition to Closing, the Company and Seller will each obtain the requisite shareholder approval and ratification of this Agreement.

3.3     Deliveries. At the Closing:

3.3.1 Seller shall deliver to the Company:

(a)          A copy of this Agreement executed by the Seller;

(b)        All Assets set forth in Schedule A; and

(c)           Such other documents and instruments as the Company may reasonably request to effectuate the Closing and any other transactions contemplated hereby.

3.3.2 The Company will deliver to Seller:

(a)           A. copy of this Agreement executed by the Company;

(b)           The stock certificates evidencing the issuance of the Initial Stock;

(c)           Such other documents and instruments as the Seller may reasonably request to effectuate the Closing and/or any other transactions contemplated hereby;

(d.)           The Brill Consulting Agreement, fully executed; and

(e)           The Houser Consulting Agreement, fully executed.

SECTION 4. Representations and Warranties of the Seller

By affixing their signatures below, the Seller hereby represents and warrants to the Company, as a material inducement to the Company's entry into this Agreement, as follows:

4.1           Title to Assets. The Seller is the lawful and beneficial owners of the Assets and the Seller has good and marketable title thereto, and the delivery of the Assets by the Seller to the Company pursuant to this Agreement will convey to the Company lawful, valid, and indefeasible title thereto, free and clear of all Encumbrances whatsoever.

4.2           Necessary Authority. The Seller has full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

4.3           No Approvals or Conflicts. The execution, delivery and performance of this  Agreement by the Seller, and the consummation of the transactions contemplated hereby, do not and will not:

4.3.1      Require the consent or approval of, or filing with, any Person or Governmental Body;

4.3.2     Violate any law, regulation, judgment or order binding upon the Seller; or

4.3.3     To the best of Seller's knowledge constitute or result in the breach of any provision of, or constitute a default under, any agreement, indenture or other instrument to which the Seller is a party or by which the Seller or its assets may be bound,

4.4            Completeness of Statements. No representation or warranty of the Seller herein, and no written statement or certificate furnished, or to be furnished, by or on behalf of the Seller to the Company, or its agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain on the Closing any untrue statement of a material fact or omits or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

4.5            No Bankruptcy, Litigation. There has not been filed any petition or application, or any proceedings commenced, by or against, or with respect to any assets of, the Seller, under Title 11 of the United States Code or any other law, domestic or foreign, relating to bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt or creditors' rights, and the Seller has not made any assignment for the benefit of creditors. The Seller is not a party in any litigation or similar Proceeding.

4.6            Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

4.7            Legal Compliance and Proceedings. The Seller has not received any notice from a Governmental Body alleging that it is not in compliance with all material Legal Requirements associated with the operation of the business and there is no pending Proceeding: (a) that has been commenced by or against the Seller or that otherwise relates to or may affect the business of, or any of the property or assets owned or used by, the Seller; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereunder.

4.8            Taxes.

4.8.1 The Seller shall be solely responsible for and pay all Taxes applicable to the Seller in relation to the sale of the Assets.

4.8.2 The Seller has filed with the appropriate taxing authorities all Tax Returns that it was required to file, which Tax Returns are true, correct and complete in all material respects, and have paid, or made adequate provision for the payment of, all Taxes shown thereon as owing.

SECTION 5.      Representations and Warranties of the Company

By affixing its signature below, the Company represents and warrants to the Seller, as a material inducement Seller's entry into this Agreement, as follows:

5.1          Necessary Authority. The Company has full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

5.2           No Approvals or Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not:

5.2.1 Require the consent or approval of, or filing with, any person or public authority;
5.2.2 Constitute or result in the Breach of any provision of, or constitute a default Under any agreement, indenture or other instrument to which the Company is a party or by which its assets may be bound; or

5.2.3 Violate any law, regulation, judgment or order binding upon the Company.

SECTION 6.      Indemnification

6.1           Indemnification of Company. The Seller shall indemnify and hold harmless the Company and its representatives, agents, successors and assigns (collectively, the "Indemnified Persons") for, and will promptly pay to the Indemnified Persons the amount of any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, out of or in connection with any Breach of this Agreement by the Seller.

6.2           Indemnification of Seller. The Company will indemnify and hold harmless the Seller and its Indemnified Persons, and will promptly pay to such Indemnified Persons, the amount of any Damages arising, directly or indirectly, out of or in connection with a Breach of this Agreement by the Company.

SECTION 7.      General

7.1.           Notice. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the addresses given below. The Company or Seller may change their address for purposes of this provision by giving written notice pursuant to the terms of this provision.

7.2           Entire Agreement. This Agreement and the Schedules attached hereto constitute the entire agreement among the parties hereto, and no party hereto shall be bound by any communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with, or subsequent to, the date hereof.

7.3           Fees and Costs. Each Party shall be responsible for paying his, her or its own fees and costs in connection with this Agreement, including, but not limited to, his, her or its respective attorneys' fees, accountant fees and consultant fees.

7.4           Successors and Assigns. This Agreement shall be binding upon the Parties hereto, their heirs, personal representatives, successors and assigns.

7.5           Execution of Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

7.6           Governing Law; Jurisdiction. This Agreement shall be governed by the internal laws of the State of Nevada, without regard to principles of conflicts of laws. Any dispute arising under or in connection with this Agreement or the other agreements contemplated hereby shall be resolved before the American Arbitration Association, Las Vegas, Nevada.

7.7           Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.8           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first set forth above.

"COMPANY"

GAME PLAN HOLDINGS, INC.
A Nevada Corporation

By:  /s/ Charles Hazzard
Name:  Charles Hazzard
Title:  President
9/13/11

Adress for Notice:

______________________
______________________
______________________

"SELLER"

VANTAGE ASSETS HOLDINGS, INC.
a British Virgin Islands Corporation

By:  /s/ Jordan Brill      /s/ Matthew Houser
Name:  Jordan Brill   Matthew Houser
Title:  Co-Founders

Adress for Notice:

______________________
______________________
______________________

SCHEDULE A

ASSETS

This list of assets is not exhaustive. Any and all assets utilized in connection with the Website, whether included on this list or not, are being purchased by the Company.

1.	Any and all hardware, software, code base, code and revisions and versioning system contents thereof related to the Website;
2.	Any and all design, schemas and structures for the Website;
3.	Any and all database content, images and design for the Website;
4.	Any and all registered names, domain names, trademarks, copyright and intellectual, property related to the Website;
5.	Any and all external accounts with any third party companies, including, but not limited to, Content Delivery Networks, Internet Service Providers and data centers;
6.	Any and all know-how of the Seller's founders, including, but not limited to, process, procedure and documentation.

SCHEDULE B

ASSUMED LIABILITIES